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UNDERWRITING AGREEMENT

THIS UNDERWRITING AGREEMENT (the "Agreement") is made and entered into this 15th day of October, 2001, by and between Buy Energy Corporation, a Nevada corporation, the address of which is 5633 Strand Blvd. # 313, Naples, FL 34110 (the "Issuer"), and Galleon Merchant Banking, Inc., a Florida corporation, the address of which is 4901 NW 17th Way, #403, Fort Lauderdale, FL 33309 (the "Agent").

         Recitals:

A. The Issuer desires to offer and sell up to 100,000 shares of its Common Stock, $0.001 par value (the "Stock"), at a price of fifty cents ($0.50) per share in cash in a public offering in certain states (the "Jurisdictions"), in connection with a Regulation C, Rule 419 offering (the "Offering").

B. The Offering will be a public offering.

C. The Issuer desires to obtain the services of an Underwriter to assist it in the offering and sale of the Stock in the Jurisdictions.

D. The Agent is a member of the National Association of Securities Dealers, Inc. (the "NASD") and is willing, as an Agent, to assist the Issuer in the offering and sale of the Stock in the Jurisdictions on the terms and conditions set forth herein.

    Agreement:

NOW, THEREFORE, for and in consideration of the foregoing, and of the mutual covenants, agreements undertakings, representations and warranties contained herein, the parties hereto agree as follows:

1. Appointment of Agent. The Issuer hereby appoints the Agent as its Agent in the Jurisdictions for the Offering. The Issuer further appoints the Agent to act in its behalf to form and manage a selling group to sell the Offering. The Issuer maintains the right in its sole discretion to approve or disapprove any potential member of the selling group.


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2. Acceptance of Appointment; Best Efforts. The Agent hereby accepts the appointment described in Section 1 above and agrees, as Agent for the Issuer, to use its best efforts to find purchasers for the Stock in the Jurisdictions. The Agent makes no commitment to purchase all or any of the shares of the Stock.

3. Other Jurisdictions. The Issuer retains the right to employ other agents in jurisdictions other than the Jurisdictions for and in connection with the sale of the Stock. However, the Issuer, in its sole discretion, may accept or reject those agents.

4. Termination of Offering. The Offering shall terminate upon the happening of the earlier of (i) the sale of all of the Stock, (ii) June 30, 2002, (or such later date if the Offering is extended by the Issuer for an additional period, not to extend beyond December 31, 2002), or (iii) the withdrawal or cancellation of the Offering by the Issuer in its sole and absolute discretion (the earlier of (i), (ii) and (iii) being sometimes referred to herein as the "Termination Date"). Upon the Agent's receipt of written notice from the Issuer of the termination of the Offering, the Agent immediately shall cease making offers of the Stock and shall terminate all then pending offers.

5. Proceeds to Issuer. The net proceeds that shall be paid to the Issuer on the sale of Stock by the Agent are $0.44 per share.

6. Agent Compensation. As compensation for its activities hereunder and pursuant hereto, the Agent shall be paid a commission equal to $0.05 per share of the Stock (whose subscription is accepted by the Issuer) sold by the Agent. Re-allowance shall be equal to $0.01 per share.

7. Escrow and Release of Proceeds. Any and all proceeds received by the Agent from the sale of the Stock shall be deposited in an escrow account with Bank of America (the "Escrow Agent"). The Issuer shall pay the fee for establishing and maintaining the Escrow Account. Subscribers' checks shall be made payable to Buy Energy Corp. Special Account and the Agent will transmit such checks directly to the Escrow Agent by noon the next business day after receipt. There is no total minimum number of shares to be sold or a total minimum amount to be received prior to the use of the proceeds other than an amount which is acceptable to Buy Energy Corp. to insure closing the transaction to merge with, acquire, or be acquired by a target company, or until the termination of the offering. The maximum amount will be fifty thousand dollars ($50,000). Funds will be disbursed as per the instructions attached hereto as Exhibit A. The commission relating to a particular sale shall be released by the Escrow Agent to the Agent when the net proceeds of that sale are released to the Issuer.

8. Agent Expenses. The Agent shall be responsible for payment of all of its travel, printing and other expenses, whether or not there is a closing under the Offering. The Issuer shall, however, reimburse the Agent for its reasonable legal, Blue Sky, disbursements and mailing fees related to the offering.

9. Subscriptions. Each subscriber purchasing Stock through the Agent shall subscribe for the Stock by completing and executing a subscription agreement in the form attached hereto as Exhibit B ("Subscription Agreement") and delivering the completed and executed Subscription Agreement along with

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payment to the Agent. The Agent will transmit such Subscription Agreements directly to the Issuer by noon the next business day after receipt.

10. Acceptance or Rejection of Subscriptions. The Issuer has the right to accept or reject any subscription. Only upon the acceptance of a subscription by the Issuer is a sale made. Upon the acceptance of a subscription, the Issuer shall execute the acceptance on the Subscription Agreement, and shall forward a duplicate of the accepted Subscription Agreement to the subscriber with a copy to the Agent.

11. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with the Agent that:

(a) The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with power and authority to own its properties and to conduct its business as described in the Offering Statement;

(b) The authorized, issued and outstanding capital stock of the Company as of June 30, 2001, is as set forth in the Prospectus under "Capitalization"; all shares of issued and outstanding capital stock of the Company set forth thereunder have been duly authorized, validly issued and are fully paid and non-assessable; except as set forth in the Prospectus, no options, warrants, or other rights to purchase, agreements or other obligations to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company; and the capital stock conforms to all statements relating thereto contained in the Registration Statement and Prospectus. The issuance and sale of all such capital stock complied in all respects with applicable federal and state securities laws; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(c) The Issuer shall prepare and file the Offering Statement with the Jurisdictions in which such filing(s) is required, if any and shall use its best efforts to cause the registration or exemption with each such regulatory agency to become effective;

(d) The Offering Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements in the Offering Statement, in light of the circumstances under which they are made, not misleading;

(e) The execution and delivery of this Agreement, the consummation of the transactions contemplated in this Agreement and compliance with the terms and provision of this Agreement shall not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Articles of Incorporation, as amended, or the Bylaws of the Issuer, or any indenture, mortgage or other

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agreement or instrument to which the Issuer is a party or by which any of their respective assets or properties are bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their respective assets or properties, except for instances where not material to the Issuer;

(f) This Agreement has been duly authorized, executed and delivered on behalf of the Issuer, and is the valid, binding and enforceable obligation of the Issuer;

(g) No authorization, approval, consent or license of any regulatory body or authority is required for the valid authorization, issuance, sale and delivery of the Stock, or, if so required, all authorizations, approvals, consents and licenses have been obtained and are in full force and effect, except for instances where not material to the Issuer;

(h) Except as described in the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company are subject;

12. Covenants of the Issuer. The Issuer covenants that:

(a) The Issuer shall not at any time make or file any amendment or supplement to the Offering Statement of which the Agent previously has not been advised and furnished a copy, or to which the Agent reasonably may object in writing. The Issuer shall prepare and file any amendments or supplements to the Offering Statement that in the reasonable opinion of counsel for the Agent may be necessary in connection with the offering and sale of the Stock by the Agent, and shall use its best efforts to cause each such amendment or supplement to become effective as promptly as possible.

(b) The Issuer shall deliver to the Agent a confidential listing of potential investors for the Offering, including contact information for each such potential investor (the "Confidential Investor List"). The Issuer shall also deliver to the Agent, without charge, from time to time during the term of this Agreement as many copies of the Offering Statement, the Offering Circular included therein (as amended from time to time, the "Circular") and any other documents as the Agent reasonably may request.

(c) The Issuer shall use its best efforts to comply with, and to continue to comply with, all applicable state and federal securities and other laws so as to permit the continuation of the offering and sale of the Stock.


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(d) The Issuer promptly shall notify the Agent in the event of (i) the issuance by any federal or state securities commission or authority of any stop order suspending the effectiveness of the Offering Statement, or (ii) the institution or notice of the intended institution of any action or proceeding for that purpose. The Issuer shall make every reasonable effort to prevent the issuance of such a stop order, and, if such a stop order is issued at any time, to obtain the withdrawal of the order at the earliest possible time.

(e) The Issuer will cooperate with the Agent in connection with, and shall make available to the Agent such documents and other information as the Agent shall reasonably require to satisfy, its reasonable due diligence requirements.

13. Representations and Warranties of the Agent. The Agent represents and warrants to, and agrees with the Issuer that:

(a) The Agent is a member in good standing of the NASD and is currently licensed in the jurisdictions in which the offering will be sold;

(b) The Agent and all persons employed by it or who work for it as agents have all necessary permits, licenses and permissions to enable it and them to act as agent for the Issuer in the offering and sale of the Stock as required by applicable state and federal securities and other laws; and

(c) Neither the Agent nor any partner, director or officer of the Agent is disqualified under Rule 262 promulgated under the Securities Act or any applicable disqualification provision of any Jurisdiction's law.

14. Covenants of the Agent. The Agent covenants that:

(a) The Agent shall not sell the stock offered pursuant to the Offering Statement in any manner that violates the conditions imposed by applicable state or federal securities laws in connection with an offer and sale of securities pursuant to registrations pertaining to the Offering and under the Securities Act and the registrations and/or exemptions therefrom in each of the Jurisdictions.

(b) The Agent shall use its best efforts to contact all of the potential investors listed in the Confidential Investor List to be provided by the Issuer for purposes of Offering and selling the Stock in the Offering. The Agent hereby agrees that this list will be considered "Privileged Information", and that it will not take any action to circumvent or usurp, for its own benefit, the Confidential Investor List supplied by the Company. Furthermore, the Agent agrees to not solicit any potential investor on this list for sales of other investments. However, the Agent shall not be limited to offering the Stock solely to the potential investors listed in the Confidential Investor List, and the Agent shall not be required to contact any

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additional potential investors listed in the Confidential Investor List not already contacted by the Agent, after the Issuer has accepted Subscription Agreements from investors for the total amount of Stock available in the Offering.

15. Termination of Agreement. This Agreement may, subject to the other provisions hereof, be terminated as follows:

(a) At any time prior to the commencement of the Offering, the Issuer may, by notice to the Agent, terminate this Agreement; and at any time prior to the commencement of the Offering, the Agent may, by notice to the Issuer, terminate this Agreement;

(b) By the Agent at any time by notice to the Issuer because of any failure on the part of the Issuer to comply with any of the terms and provisions, or to fulfill any of the conditions hereof, or if for any reason the Issuer is unable to perform its obligations hereunder;

(c) By the Issuer at any time by notice to the Agent because of any failure on the part of the Agent to comply with any of the terms and provisions, or to fulfill any of the conditions hereof, or if for any reason the Agent is unable to perform its obligations hereunder;

(d) By the Issuer at any time by notice to the Agent because of disapproval of the terms of this Agreement by the NASD, SEC, or any state securities regulatory authority charged with approving such agreements or the registration of the Offering or any exemption therefrom. However, without first terminating this Agreement, the Issuer and the Agent, by mutual written consent, may amend this Agreement, by adding, deleting, or modifying any of the provisions hereof if necessary to obtain approval of this Agreement or of the offering by the NASD, SEC, or any state securities regulatory authority.

(e) Upon the occurrence and satisfactory completion of the offering and sale of all of the Stock and the distribution of the proceeds to the Agent.

16. Indemnification. The Issuer shall indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse the Agent and each controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as the losses, claims, damages, expenses, liabilities actions or expenses (collectively, "Losses") arising out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, or arising out of or based upon the omission or alleged omission to state a material fact contained in the Offering Statement, or arising out of or based upon the omission or alleged omission to state a material fact required to be stated in the Offering Statement necessary in order to make the statements in the Offering Statement not misleading, unless the untrue statement or omission was made in the Offering Statement in reliance upon and in

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conformity with information furnished in writing to the Issuer by the Agent directly or through counsel expressly for the purpose of inclusion therein. However, this indemnification provision shall not benefit the Agent or any person controlling the Agent if the Agent failed to send or give a copy of the Offering Statement to a person at or prior to the time an offer of Stock was made to that person, or acted in violation of any covenants made by it herein.

Promptly after receipt by the Agent or any person controlling the Agent of notice of the commencement of any action with respect to which indemnification may be sought from the Issuer under this Section, the Agent shall notify the Issuer in writing of the commencement, and, subject to the provisions stated below, the Issuer shall assume the defense of the action (including the employment of counsel and the payment of expenses) in so far as the action relates to any alleged Losses with respect to which indemnification may be sought from the Issuer. The Agent or any person controlling the Agent shall have the right to employ separate counsel in any action and to participate in the defense of the action, but the fees and expenses of such counsel must be specifically authorized in writing by the Issuer before being incurred. The Issuer shall not be liable, and shall not be required, to indemnify any person in connection with any settlement of any action effected without the Issuer's consent in writing.

The Agent shall indemnify and hold harmless the Issuer, each of its directors, each of its officers, and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act from and against any and all Losses to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as provided below, shall reimburse the Issuer and each director, officer or controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, (i) insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained the Offering Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated in the Offering Statement or necessary in order to make the statements in the Offering Statement not misleading, but only in so far as the untrue statement or omission was made in the Offering Statement in reliance upon and in conformity with information furnished in writing to the Issuer by the Agent directly or through counsel expressly for the purpose of inclusion therein, or
(ii) in so far as the Losses arise out of or are based upon any statements made or action taken in connection with an offer or sale in connection with the offering and under the Securities Act and the registrations and/or exemptions therefrom in each of the Jurisdictions.

Promptly after receipt of notice of the commencement of any action with respect to which indemnification may be sought from the Agent under this Section, the Issuer shall notify the Agent in writing of the commencement, and, subject to the provisions stated below, the Agent shall assume the defense of the action (including the employment of counsel and the payment of expenses) in so far as the action relates to any alleged Losses with respect to which indemnification may be sought from the Agent. The Issuer and each director, officer or controlling person shall have the right to employ separate counsel in any action and to participate in the defense of the action, but the fees and expenses of the counsel shall not be the expense of the Agent unless the employment of the counsel has been specifically authorized in writing by the Agent. The Agent shall not be liable, and shall not be required, to indemnify any person in connection with any settlement of any action effected without the Agent's consent in writing.

17. Contribution. If the indemnity referred to in Section 17 should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each indemnified person harmless, the

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indemnified person shall pay to or on behalf of each indemnified person contributions for Losses so that each indemnified person ultimately bears only a portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such indemnified person, respectively, on the one hand and the indemnifying person on the other hand in connection with the transaction, or
(ii) if the allocation of that basis is not permitted by applicable law, to reflect not only the relative fault of each such indemnified person, respectively, and the indemnifying person as well as any other relevant equitable considerations. The respective relative benefits received by the Agent and the Issuer shall be deemed to be in the same proportion as the aggregate commission paid to the Agent bears to the total gross proceeds of the Offering. The relative fault of each indemnifying person shall be determined by reference to, among other things, whether the actions or omissions to act were by such indemnifying person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission to act.

18. Provisions to Survive Delivery. The representations, warranties, covenants, indemnities, understandings, agreements, and other statements of the Issuer and the Agent contemplated by, set forth in, or made pursuant to, this Agreement and the indemnification agreements of the Issuer and the Agent shall survive delivery of, and payment for, the Stock.

19. Arbitration. Any dispute arising out this Agreement or breach hereof shall, at the election of a party hereto, by written notice to the other (the "Non-electing Party"), be referred to the NASD Regulation (the "NASD") to be settled by arbitration in the city and state where the Non-electing Party, or its principal executive office, is located under the then existing Arbitration Rules of the NASD. Any arbitration conducted pursuant hereto shall be conducted by a recognized independent and impartial arbitrator mutually agreed to by the Issuer and the Agent involved in such dispute, or, if they cannot agree, by three (3) arbitrators, one chosen by the Issuer, one chosen by the Agent and the third (who shall be a recognized independent and impartial arbitrator and who shall act as chairperson of the arbitrators) selected by the first two arbitrators; provided, however, that if either party fails to appoint an arbitrator within fifteen (15) calendar days of its receipt of written notice by the other that the other has appointed an arbitrator, the arbitration shall be conducted by an arbitrator selected by the NASD. If the arbitrators selected by the issuer and the Agent fail to agree on a third arbitrator, the NASD shall appoint the third arbitrator. All costs of each arbitration pursuant to this Section (including, without limitation, all fees of the arbitrator(s) and attorneys' fees) shall be borne by the party whose last written offer of settlement (or claim if no offer of settlement was made by such party) differed by a greater amount from the award made by the arbitrator(s), or in the case of an arbitration to determine a matter other than a dollar amount or percentage, by the party against whom the decision of the arbitration(s) shall be rendered, as such issue is determined by the arbitrator(s); provided, however, that no offer of settlement shall be disclosed by a party to the arbitrator(s) until after the arbitrator(s) has (have) rendered an award or decision on the merits.

Any award granted or decision reached pursuant to arbitration hereunder shall be final and binding upon the parties and payment shall be made as so determined within seven calendar days of the date of the award or decision. Judgment upon the arbitration award or decision may be entered in any court having competent jurisdiction.

20. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida without regard to conflict of law principles.

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21. Assignment. Neither this Agreement nor any interest of any party herein may be assigned, pledged or transferred without the prior written consent of the parties hereto.

22. Binding Effect. This Agreement inures to the benefit of, and is binding upon, the parties hereto, and their respective heirs, representatives, successors, assigns and controlling person, but nothing herein shall be construed as an authorization or right of any party to assign its rights and obligations hereunder. A successor or an assign does not include a purchaser of Stock of the Issuer solely by reason of that purchase.

23. Waiver. No waiver of any provision hereof is valid unless it is in writing and signed by the person against whom it is charged.

24. Notice. Any notice required or permitted to be given pursuant hereto must be in writing addressed to the person at the address specified herein, or at an address changed in this manner.

25. Entire Agreement. This Agreement, including all exhibits, constitutes the entire agreement among the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.



THE ISSUER:                                 Buy Energy Corporation
                                        By: /s/ Michael J. Pilgrim
                                            -----------------------------
                                            Michael J. Pilgrim, President







THE AGENT:                                  Galleon Merchant Banking, Inc.
                                        By: /s/ Nicholas A. Natale
                                            -----------------------------
                                            Nicholas A. Natale, President